UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2024 (July 1, 2024)

Odyssey Semiconductor Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-234741	84-1766761
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 Brown Road
Ithaca, NY 14850
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (607) 351-9768

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously announced, on March 12, 2024, Odyssey Semiconductor Technologies, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Odyssey Semiconductor, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“SubCo”), JR2J, LLC, a Delaware limited liability company and wholly-owned subsidiary of the SubCo (“JR2J”, together with the SubCo and the Company, the “Seller Parties”), and Power Integration Inc., a Delaware corporation and California-based developer and producer of high-voltage integrated circuits for energy-efficient power conversion (“Power Integration”).

On July 1, 2024, pursuant to the Asset Purchase Agreement and subject to the satisfaction or waiver of certain conditions and limitation provided therein, the Seller Parties and Power Integration closed the sales, transfer and assignment of substantially all of the Company’s assets (the “Asset Sale”) to Power Integration.

As previously announced on June 5, 2024, the Company organized a special meeting of stockholders on June 3, 2024 where the stockholders of the Company approved the Asset Sale and the Asset Sale Agreement, as well the Company’s plan of liquidation, dissolution and distribution of assets (the “Plan of Dissolution”) to dissolve and liquidate the Company.

Following the Closing and pursuant to the Company’s confirmation with OTC Market, the common stock of Odyssey will be downgraded from the OTC QB Market to be quoted on OTC Pink Market for a period of time until the Company completes its dissolution and liquidation process and its common stock is withdrawn from quotation by the Financial Industry Regulatory Authority (FINRA). During such time, Odyssey will cease operations and move forward with the plan to dissolve the Company including the payment of a liquidating distribution to common shareholders to the extent funds are available.

Forward-looking Statements

This report contains disclosures, which may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” or the negative versions of those words or other comparable words. Forward-looking statements do not relate solely to historical or current facts, rather they are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. These statements are not guarantees of future performance. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company’s future financial condition and results.

Various forward-looking statements in this report relate to the proposed Asset Sale. Important transaction-related and other risk factors that may cause these forward-looking statements to differ include: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement; (ii) the completion of the Asset Sale on anticipated terms and timing, including obtaining required stockholder and regulatory approvals, and the satisfaction of other conditions to the completion of the Asset Sale; (iii) significant transaction costs associated with the Asset Sale; (iv) potential litigation relating to the Asset Sale, including the effects of any outcomes related thereto; and (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Asset Sale.

Additional risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2022 filed with the SEC and subsequent filings with the SEC. All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect subsequent circumstances or events.

Important Additional Information and Where to Find It

This report is being issued in connection with the proposed Asset Sale of the Company., The Company does not intend to file the Proxy Statement with the SEC, as its securities are not registered under Section 12 of the Securities Exchange Act of 1934. The Proxy Statement (if and when available) will be mailed to the Company’s stockholders. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, and is not a substitute for the Proxy Statement or any document that the Company may file with the SEC.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ASSET SALE THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE SELLER PARTIES AND THE ASSET SALE DESCRIBED HEREIN.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Asset Sale. Additional information regarding the identity of the participants, and their respective direct and indirect interests in the Asset Sale, by security holdings or otherwise, will be set forth in the Proxy Statement.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odyssey Semiconductor Technologies, Inc.

July 2, 2024	By:	/s/ Rick Brown
	Name:	Rick Brown
	Title:	Chief Executive Officer